Exhibit 99.1

GIGINTERNATIONAL1, INC.

BALANCE SHEET

AS OF MAY 24, 2021

	As of May 24, 2021	Pro Forma Adjustments	Pro Forma as Adjusted
ASSETS
Current assets:
Cash	$3,126,638	$—	$3,126,638
Prepaid expenses and other current assets	735,998	—	735,998

Total current assets	3,862,636	—	3,862,636
Cash and marketable securities held in Trust Account	202,000,000	9,090,000	211,090,000
Other assets	675,990	—	675,990

TOTAL ASSETS	$206,538,626	$9,090,000	$215,628,626

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115,379	$—	$115,379
Accrued liabilities	1,493,600	—	1,493,600

Total current liabilities	1,608,979	—	1,608,979
Warrant liability	252,782	—	252,782
Deferred underwriting fee payable	7,000,000	495,000	7,495,000

Total liabilities	8,861,761	495,000	9,356,761

Common stock subject to possible redemption, 19,076,917 shares and 19,927,907 shares as adjusted at a redemption value of $10.10 per share	192,676,862	8,594,999	201,271,861

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 7,623,083 shares and 7,681,093 shares as adjusted issued and outstanding (excluding 19,076,917 shares and 19,927,907 shares as adjusted subject to possible redemption)	762	6	768
Additional paid-in capital	5,143,239	(5)	5,143,234
Accumulated deficit	(143,998)	—	(143,998)

Total stockholders’ equity	5,000,003	1	5,000,004

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$206,538,626	$9,090,000	$215,628,626